Saba Capital Income & Opportunities Fund N -2/A

Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2/A

(Form Type)

SABA CAPITAL INCOME & OPPORTUNITIES FUND

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	457(a)(1)	14,875,777	$8.05	$119,750,000 (1)	$153.10	$18,333.73(2)

Fees to Be Paid	Equity	Rights to Purchase Shares of Common Stock(3)	—	—	—	—	—	—

Fees Previously Paid	Equity	Common Stock	457(o)	—	—	$1,000,000	$153.10	$153.10(4)

	Equity	Rights to Purchase Shares of Common Stock(3)	—	—	—	—	—	—

Carry Forward Securities

Total Offering Amounts				15,000,000		$120,750,000		$18,486.83

Total Fees Previously Paid								$153.10

Total Fee Offsets								—

Net Fee Due								$18,333.73

(1)	The Registrant is relying on Rule 457(c) under the Securities Act of 1933 to calculate the registration fee. The Maximum Aggregate Offering Price is estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sales prices of the shares of common stock on September 15, 2025, as reported on the New York Stock Exchange. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.
(2)	Amount represents $153.10 previously paid to register $1,000,000 of Common Shares, plus $18,333.73 to register the additional $119,750,000 of Common Shares registered hereby.
(3)	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of common stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.
(4)	The Registrant previously paid $153.10 in connection with the filing of the Registrant’s Registration Statement on Form N-2 (File No. 333-288532) with the Securities and Exchange Commission on July 3, 2025.

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